SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) November 13, 2003

HOST MARRIOTT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-14625	53-0085950
(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive, Suite 1500, Bethesda, MD 20817

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (240) 744-1000

(Former Name or Former Address, if changed since last report.)

FORM 8-K

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On November 13, 2003, Host Marriott Corporation, through its subsidiary Host Marriott, L.P., announced the closing on the acquisition of the 806-room Hyatt Regency Maui Resort and Spa. The purchase price was $321 million or $398,000 per room, and was paid in cash. The acquisition was funded with the proceeds of Host Marriott Corporation’s August 2003 and October 2003 equity offerings of 27.5 million and 23.5 million shares, respectively, resulting in net proceeds of approximately $501 million. The seller is an affiliate of Blackstone Real Estate Advisors L.P. The acquisition is structured in a manner intended to qualify as part of a “reverse” like-kind exchange for tax purposes that will allow Host Marriott Corporation to defer the taxable gain on the disposition of other properties sold within 180 days of this acquisition.

A former director of Host Marriott Corporation, John G. Schreiber, is a co-founder of Blackstone Real Estate Advisors L.P., an affiliate of the Blackstone Group L.P., and as such is deemed to indirectly beneficially own approximately 2.5 million partnership units of Host Marriott L.P.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired:

It is impracticable for the Registrant to provide the required financial statements and pro forma financial information at the time of this filing. The Registrant will file such financial statements and pro forma financial information by amendment no later than January 12, 2004 (60 days after the date this report was required to be filed), as permitted under Item 7 of Form 8-K.

(c)	Exhibits

Exhibit No.

99.1	Host Marriott Corporation press release for the purchase of the Hyatt Regency Maui Resort, November 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST MARRIOTT CORPORATION

By:	/s/ Larry K. Harvey

Larry K. Harvey Senior Vice President and Corporate Controller

Date: November 20, 2003

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